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                                                                     Exhibit 10
                     MORTON INTERNATIONAL, INC.

                        1997 INCENTIVE PLAN

      As approved by shareholders effective October 23, 1997

     1. Purpose. The purpose of the Morton International, Inc. 1997 Incentive Plan (the "Plan") is to promote the long term financial interests and growth of Morton International, Inc. (the "Company") by (a) attracting and retaining executive personnel, (b) motivating executive personnel by means of growth-related incentives, (c) providing incentive compensation opportunities that are competitive with those of other major corporations; and
(d) furthering the identity of interests of participants with those of the shareholders of the Company.

     2.   Definitions.  The following definitions are applicable to the Plan:

          "Affiliate" means any entity in which the Company has a direct or indirect equity interest.

          "Change in Control" has the meaning specified in the 1989 Incentive Plan, as amended effective June 23, 1994, of the Predecessor.

          "Code" means that the Internal Revenue Code of 1986, as amended, and any successor statute.

          "Committee" means the Company's Compensation Committee, consisting of two or more directors of the Company who are "Non-Employee Directors" as such term is used in Rule 16b-3 and "outside directors" as such term is used in Section 162(m) of the Code.

          "common stock" means the common stock, $1.00 par value, of the Company or such other securities as may be substituted therefor pursuant to paragraph 5(b).

          "Distribution" means the distribution of shares of common stock of the Company to the shareholders of the Predecessor.

          the "fair market value" of the common stock means the average of the highest and lowest reported sale prices of such common stock (on the New York Stock Exchange-Composite Transactions Table if so reported) on such date or if there is no sale on such date, then on the last previous date on which a sale was reported.

          "participant" means any key employee of the Company or an Affiliate selected by the Committee based on the employee's past or anticipated contributions to the Company's growth and success.

          "Predecessor" means the Indiana corporation previously known as Morton International, Inc. which transferred the Company's initial business assets to it effective April 30, 1997.

          "Rule 16b-3" means such rule adopted under the Securities Exchange Act of 1934, as amended, or any successor rule.

     3. Limitation on Aggregate Shares and Individual Awards. The number of shares of common stock with respect to which awards may be granted under the Plan and which may be issued upon the exercise or payment thereof shall not exceed, in the aggregate, a number of shares equal to 8,000,000 plus the number of shares subject to options to purchase shares of common stock of the Predecessor which were exchanged for options to purchase common stock of the Company in connection with the Distribution; provided, however, that to the extent any awards expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of shares of common stock thereunder, or if the Company receives any shares of common stock as the exercise price of any award such shares shall again be available under the Plan. Such shares of common stock may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Committee shall determine. Awards may not be made to any participant in any fiscal year covering more than 500,000 shares of common stock.

     4. Awards. The Committee may grant to participants, in accordance with this paragraph 4 and the other provisions of the Plan, stock options, limited stock appreciation rights ("LSARs"), restricted stock and other awards.

     (a)  Options.

     (i) Options granted under the Plan may be incentive stock options ("ISOs") within the meaning of Section 422 of the Code or any successor provision, or in such other form, consistent with the Plan, as the Committee may determine.


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     (ii)  the option price per share of common stock shall be fixed by the
Committee at not less than 100% of the fair market value of a share of common stock on the date of grant.

     (iii) Options shall be exercisable at such time or times as the Committee shall determine at or subsequent to grant.

     (iv) Options shall be exercised in whole or in part by written notice to the Company (to the attention of the Corporate Secretary) and payment in full of the option price. Payment of the option price may be made, at the discretion of the optionee, and to the extent permitted by the Committee, (A) in cash (including check, bank draft, or money order), (B) in common stock that has been held for at least six months or common stock withheld from the shares purchased on exercise of the option (in each case valued at the fair market value thereof on the date of exercise), (C) by a combination of cash and common stock or (D) with any other consideration.

     (b)   LSARs.

     (i) An LSAR shall entitle its holder to receive from the Company, at the time of exercise of such right, an amount equal to the excess of the fair market value (at the date of exercise) of a share of common stock over a specified price fixed by the Committee multiplied by the number of shares as to which the holder is exercising the LSAR. LSARs may only be in tandem with previously or contemporaneously granted options. The specified price of a tandem LSAR shall be the option price of the related option. The amount payable may be paid by the Company in common stock (valued at its fair market value on the date of exercise), cash or a combination thereof, as the Committee may determine, which determination shall be made after considering any preference expressed by the holder.

     (ii) An LSAR shall be subject to such terms as may be specified by the Committee at the time of grant or otherwise and may be exercised only in accordance with such terms by written notice to the Company (to the attention of the Corporate Secretary) prior to its stated expiration. To the extent an LSAR is exercised, the related option will be canceled and, to the extent the related option is exercised, the LSAR will be canceled.

     (c)  Restricted Stock.

     (i) the Committee may award to any participant shares of common stock, subject to this paragraph 4(c) and such other terms and conditions as the Committee may prescribe (such shares being called "restricted stock"). Each certificate for restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company.

     (ii) There shall be established for each restricted stock award a restriction period (the "restriction period") of such length as shall be determined by the Committee. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, during the restriction period. Except for such restrictions on transfer and such other restrictions as the Committee may impose, the partici-pant shall have all the rights of a holder of common stock as to such restricted stock. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional restricted stock or otherwise invested.
At the expiration of the restriction period, the Company shall redeliver to the participant (or the participant's legal representative or designated beneficiary) the certificates deposited pursuant to this paragraph.

     (iii) Except as provided by the Committee at the time of grant or otherwise, upon a termination of employment for any reason during the restriction period all shares still subject to restriction shall be forfeited by the participant.

     (d)  Other Awards; Deferrals.

     (i) Other awards, including, without limitation, performance shares, convertible debentures, other convertible securities and other forms of awards measured in whole or in part by the value of shares, the performance of the participant or the performance of the Company, may be granted under the Plan. Such awards may be payable in common stock, cash or both, and shall be subject to such terms as the Committee shall determine. At the time of such an award, the Committee shall, if applicable, determine a performance period and performance goals to be achieved during the performance period, subject to such later revisions as the Committee shall deem appropriate to reflect significant unanticipated events such as changes in laws, regulations or accounting practices, unusual or nonrecurring items or occurrences.
Following the conclusion of each performance period, the Committee shall determine the extent to which performance goals have been attained or a degree of achievement between maximum and minimum levels during the performance period in order to evaluate the level of payment to be made, if any.

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     (ii) A participant may elect to defer all or a portion of any award in accordance with procedures established by the Committee. Deferred amounts will be subject to such terms and conditions and shall accrue such yield thereon (which may be measured by the fair market value of the common stock and dividends thereon) as the Committee may determine. Payment of deferred amounts may be in cash, common stock or a combination thereof, as the Committee may determine. Deferred amounts shall be considered an award under the Plan. The Committee may establish a trust to hold deferred amounts or any portion thereof for the benefit of participants.

     (e) Performance-Based Awards. The Committee may specify with respect to any award granted under paragraphs 4(c) and 4(d) that such award is intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code (a "performance-based award"). With respect to any performance-based award, the following conditions shall apply:

     (i) The amount of the payment (including, in the case of a restricted stock award, the number of shares that become vested) with respect to the performance-based award shall be determined solely by applying an objective formula or standard to a performance measure; provided, however, that the Committee may, in its discretion, reduce or eliminate the amount that would otherwise be payable with respect to any performance-based award;

     (ii) such formula or standard and performance measure shall both be established in writing by the Committee at the time the performance-based award to which they relate is granted, which grant shall be made not later than the earlier of (A) 90 days after the commencement of the measurement period to which such award relates or (B) the date that 25% of the measurement period to which the award relates has elapsed;

     (iii) such formula or standard includes a minimum target that must be attained for any amount to be paid to the recipient with respect to such performance-based award (or, in the case of any restricted stock award, the terms of such award shall provide that all of the restricted stock granted under the award shall be forfeited if the minimum target is not met);

     (iv) such performance measure shall be based on one or more of the following performance criteria: earnings per share, operating income, profit margins, return on net assets, increased inventory and/or receivable turns, cash flow, stock price, total shareholder return, and any other objective measure approved by the Committee;

     (v) the maximum amount paid to any participant in any fiscal year of the Company pursuant to performance-based awards (A) in the form of cash and unrestricted stock or other securities shall not exceed $5,000,000 (measured, in the case of unrestricted stock or other securities, on the basis of the fair market value of such stock or securities on the date such property is received by the participant) and (B) in the form of restricted stock shall not exceed 500,000 shares (measured by the number of shares of restricted stock that become vested in such taxable year); and

     (vi) prior to any payment (including the vesting of any restricted stock) with respect to a performance-based award, the Committee shall certify in writing that the performance targets were met with respect to such award (as determined by applying the objective formula or standard set forth in the award grant) and that all other material terms of the award have been satisfied by the recipient.

     (f) Foreign Alternatives. Without amending and notwithstanding the other provisions of the Plan, in the case of any award to be held by any participant who is employed outside the United States or who is a foreign national, the Committee may specify that such award shall be made on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

     5.   Miscellaneous Provisions.

     (a) Administration. The Plan shall be administered by the Committee. Subject to the limitations of the Plan, the Committee shall have the sole and complete authority: (i) to select participants in the Plan, (ii) to make awards in such forms and amounts as it shall determine, (iii) to impose such limitations, restrictions and conditions upon such awards as it shall deem appropriate, (iv) to interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) to correct any defect or omission or to reconcile any inconsistency in the Plan or in any award granted hereunder, and (vi) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. The Committee's determinations on matters within its authority shall be conclusive and binding upon the Company and all other persons. All expenses associated with the Plan shall be borne by the Company,

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subject to such allocation to its Affiliates and operating units as it deems appropriate. The Committee may delegate any of its authority under (i), (ii) and (iii) above to the Chief Executive Officer of the Company.

     (b) Adjustments Upon Certain Changes. In the event of a reorganization, recapitalization, spinoff, stock dividend or stock split, or combination or other increase or reduction in the number of issued shares of common stock, the Board of Directors or the Committee shall, in order to prevent the dilution or enlargement of rights under awards, make such adjustments in the number and type of shares authorized by the Plan, the number and type of shares covered by, or with respect-to which payments are measured tinder, outstanding awards and the exercise prices specified therein as may be determined to be appropriate and equitable. The Committee may provide for adjustments to an award in the agreement evidencing the award in order to prevent the dilution or enlargement of rights thereunder or to provide for acceleration of benefits thereunder in the event of a change in control, merger, consolidation, reorganization, recapitalization, sale or exchange of substantially all assets or dissolution of, or spinoff or similar transaction by, the Company.

     Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control: (i) any LSARs and options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant, and (ii) the restrictions applicable to any restricted stock shall lapse, and such restricted stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

     (c) Tax Withholding. The Company shall have the power to withheld, or require a participant to remit to the Company, an amount sufficient to satisfy any withholding or other tax due with respect to any amount payable and/or shares issuable under the Plan, and the Company may defer such payment or issuance unless indemnified to its satisfaction. Subject to the consent of the Company, a participant may make an irrevocable election to have shares of common stock otherwise issuable under an award withheld or tender back to the Company shares of common stock received pursuant to an award having a fair market value sufficient to satisfy all or part of the participant's estimated tax obligations associated with the transaction. Such election must be made by a participant prior to the date on which the relevant tax obligation arises. The Company may disapprove of any election and may limit, suspend or terminate the right to make such elections.

     (d) Listing and Legal Compliance. The Company may suspend the exercise or payment of any award so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

     (e) Beneficiary Designation and Transferability. Subject to any limitations on transferability imposed by the Company, participants may name, from time to time, beneficiaries (who may be named contingently or successively) to whom benefits under the Plan are to be paid in the event of their death before they receive any or all of such benefit. Each designation will revoke all prior designations by the same participant and will be effective only when filed by the participant in writing with the Company during the participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the participant's death shall be paid to the participant's estate.

     (f) Rights of Participants. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any participant's employment at any time, nor confer upon any participant any right to continue in the employ of the Company for any period of time or to continue his or her present rate of compensation or in any other rate or benefit. No employee shall have a right to be selected as a participant, or, having been so selected, to be selected again as a participant.

     (g) Amendment and Termination of Plan. The Board of Directors may terminate the Plan at any time and may amend it from time to time in such respects as the Board of Directors may deem advisable; provided, however, that no such amendment shall be made without shareholder approval to the extent that such approval is required by law, agreement or the rules of any exchange upon which the common stock is listed. No such amendment or termination shall impair the rights of participants under outstanding awards without the consent of the participants affected thereby.

     The Committee may amend or modify any award in any manner to the extent that the Committee would have had the authority under the Plan to initially grant such award. No such amendment or modification shall impair the rights of any participant under any award without the consent of such participant.


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